As filed with the Securities and Exchange Commission on August 8, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ROBBINS & MYERS, INC.
(Exact name of registrant as specified in its charter)

Ohio	31-0424220
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
51 Plum Street, Suite 260
Dayton, Ohio 45440
(937) 458-6600
(Address and telephone number of registrant’s principal executive offices)
Joseph M. Rigot, Esq.
General Counsel and Secretary of Robbins & Myers, Inc.
Thompson Hine LLP
One Atlantic Center
1201 W. Peachtree Street, Suite 2200
Atlanta, Georgia 30309-3449
(404) 541-2905
(Name, address and telephone number of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of registration
to be registered	registered(1)	offering price per unit(2)	aggregate offering price(2)	fee
Common shares, without par value	2,994,254	$48.75	$145,969,883	$5,737

(1)	Pursuant to Rule 416(a), also covers additional securities that may become issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	This amount is estimated only to determine the amount of the registration fee pursuant to Rule 457(c). The actual aggregate offering price could be higher or lower. The proposed maximum offering price is based upon the average of the high and low prices of the Registrant’s common shares as reported on the New York Stock Exchange on August 5, 2008.

PROSPECTUS
ROBBINS & MYERS, INC.
2,994,254 COMMON SHARES
M.H.M. & Co., Ltd., also referred to herein as the selling shareholder, may offer for sale from time to time up to 2,994,254 of our common shares. We will not receive any proceeds from the sale of the common shares covered by this prospectus.
M.H.M. & Co., Ltd. is a limited partnership, a substantial majority of which is owned by descendants of Maynard H. Murch or members of their families or trusts for the benefit of such family members. Maynard H. Murch was an early investor in Robbins & Myers, Inc. The 2,994,254 shares being offered hereunder represent one half of the total number of our common shares owned by the selling shareholder. The selling shareholder has advised us that sales hereunder are intended to diversify its holdings and for partnership tax planning purposes.
The selling shareholder may offer the common shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices.
Our common shares are listed on The New York Stock Exchange under the symbol “RBN.” On August 7, 2008, the last reported sale price for our common shares was $48.69 per share.
Investing in our common shares involves risks. A description of these risks can be found under the heading “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended August 31, 2007, which is incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 8, 2008.

ABOUT THIS PROSPECTUS
This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to: Robbins & Myers, Inc., 51 Plum Street, Suite 260, Dayton, Ohio 45440, (937) 458-6600. Attention:
Secretary.
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf process, the selling shareholder may sell, from time to time, our securities.
You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling shareholder have authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither the delivery of this prospectus nor any sale made under this prospectus of the securities described herein shall under any circumstances imply, and you should not assume, that the information provided by this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus does not constitute an offer to sell, nor a solicitation of an offer to buy, any of the securities offered in this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.
Except as otherwise indicated or required by the context, all references in this prospectus to “Robbins & Myers,” “we,” “us” and “our” are to Robbins & Myers, Inc. and its consolidated subsidiaries.
The selling shareholder is M.H.M. & Co., Ltd.
All references in this prospectus to “$,” “U.S. dollars” and “dollars” are to United States dollars.

WHERE YOU MAY FIND MORE INFORMATION ABOUT ROBBINS & MYERS
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities and its copy charges. Our common shares are listed on the New York Stock Exchange under the symbol “RBN”. Information about us also is available at the exchange and on our website at http://www.robn.com.
We have filed with the SEC a registration statement on Form S-3 to register the shares offered hereby. This prospectus is part of the registration statement. The SEC allows us to incorporate by reference the information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, modify or supersede the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
We incorporate by reference the documents listed below (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), in accordance with the Exchange Act and applicable SEC rules) and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to that registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold:
•	Our Annual Report on Form 10-K for the year ended August 31, 2007;

•	Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2007;

•	Our Quarterly Report on Form 10-Q for the quarter ended February 29, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2008;

•	Our Current Report on Form 8-K filed with the SEC on October 30, 2007;

•	Our Current Report on Form 8-K filed with the SEC on January 23, 2008; and

•	Our Current Report on Form 8-K filed with the SEC on April 3, 2008.
You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address and telephone number:
Robbins & Myers, Inc.
51 Plum Street, Suite 260
Dayton, Ohio 45440
(937) 458-6600
Exhibits to these filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We may from time to time make forward-looking statements, including statements contained in this prospectus, the documents incorporated by reference in this prospectus, our filings with the SEC and our reports to shareholders.
The words or phrases “will likely result,” “are expected to,” “believe,” “is anticipated,” "estimate,” “plan,” “project” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those currently anticipated or projected. We wish to caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made.
In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that could affect our financial performance and could cause our actual results for future periods to differ materially from any current opinions or statements. Our future results could be affected by a variety of factors, such as:
•	a significant decline in capital expenditures in the specialty chemical and pharmaceutical industries;

•	a major decline in oil and natural gas prices;

•	foreign exchange rate fluctuations;

•	work stoppages related to union negotiations;

•	customer order cancellations;

•	business disruptions caused by the implementation of business computer systems;

•	the nature of our products creates the possibility of product liability suits that could hurt our business;

•	events or circumstances which result in an impairment of assets;

•	the potential impact of U.S. and foreign legislation;

•	government regulations and other governmental action, including those relating to export and import of products and materials and changes in the interpretation and application of such laws and regulations;

•	the outcome of audit, compliance, administrative or investigatory reviews; and

•	general economic conditions that can affect demand in our end markets.
We undertake no obligation to publicly revise any forward-looking statements to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events. In assessing these forward-looking statements, you should carefully consider the factors discussed under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Safe Harbor Statement” and “Risk Factors” in our Quarterly Reports on Form 10-Q, and “Business — Important Information Regarding Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K.
We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. Management cannot predict such new risks or the impact of such new risks on our business. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

ABOUT ROBBINS & MYERS
Company Overview
We are a leading supplier of engineered equipment and systems for critical applications in global energy, industrial, chemical, and pharmaceutical markets. Our success is based on close and continuing interaction with our customers, application engineering expertise, innovation, customer support and a competitive cost structure.
Our strategy is to focus on growing markets where customers value our differentiated products and total solution capabilities, and to broaden our international presence in emerging markets.
We were incorporated under the laws of the State of Ohio in 1928. As of August 31, 2007, we had primary facilities in 14 countries and we expect to continue to be internationally focused. Our principal executive offices are located at 51 Plum Street, Suite 260, Dayton, Ohio 45440, and our telephone number is (937) 458-6600. Our Internet website address is http://www.robn.com. See “Where You May Find More Information About Robbins & Myers” for details about information incorporated by reference into this prospectus.
Business Segments
We have three business segments:
•	Fluid Management;

•	Process Solutions; and

•	Romaco (Packaging and Secondary Processing).
Fluid Management
Our Fluid Management business segment designs, manufactures and markets equipment and systems used in oil and gas exploration and recovery, specialty chemical, wastewater treatment and a variety of other industrial applications. Primary brands include Moyno®, Yale®, New Era®, TARBY® and Hercules®. Our products and systems include hydraulic drilling power sections; down-hole and industrial progressing cavity pumps and related products such as grinders for applications involving the flow of viscous, abrasive and solid-laden slurries and sludge; and a broad line of ancillary equipment, such as rod guides, rod and tubing rotators, wellhead systems, pipeline closure products and valves. These products and systems are used at the wellhead and in subsurface drilling and production.
Process Solutions
Our Process Solutions business segment designs, manufactures and services glass-lined reactors and storage vessels, standard and customized fluid-agitation equipment and systems, thermal fluid systems and customized fluoropolymer-lined fittings, vessels and accessories, primarily for the pharmaceutical and fine chemical markets. Primary brands are Pfaudler®, Tycon-Technoglass®, Chemineer® and Edlon®.
Romaco (Packaging and Secondary Processing)
Our Romaco (Packaging and Secondary Processing) business segment designs, manufactures and markets packaging and secondary processing equipment for the pharmaceutical, healthcare, nutriceutical, food and cosmetic industries. Packaging applications include dosing, filling and sealing of vials, capsules, tubes, bottles and blisters, as well as customized packaging. Primary brands are Noack®, Siebler®, FrymaKoruma®, Macofar® and Promatic®.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale by the selling shareholder of the shares.
PRICE RANGE OF COMMON SHARES AND DIVIDEND POLICY
The following table sets forth the high and low closing sales prices of our common shares as reported by the NYSE and the quarterly cash dividends declared per common share for the fiscal quarters indicated.*

	Price Range		Cash Dividend
	High	Low	Declared
Fiscal 2007
First quarter ended November 30, 2006	$21.40	$13.98	$0.0275
Second quarter ended February 28, 2007	$23.61	$19.58	$0.0325
Third quarter ended May 31, 2007	$23.07	$17.48	$0.0325
Fourth quarter ended August 31, 2007	$30.97	$21.18	$0.0325
Fiscal 2008
First quarter ended November 30, 2007	$37.60	$23.95	$0.0325
Second quarter ended February 29, 2008	$38.91	$29.77	$0.0375
Third quarter ended May 31, 2008	$43.08	$31.65	$0.0375
Fourth quarter (through August 7, 2008)	$54.20	$39.16	$0.0375

*	Adjusted for 2-for-1 stock split of our shares in the form of a share distribution effective February 28, 2008.
On August 7, 2008, the last reported sale price for our common shares on the NYSE was $48.69 per share.
The payment of future dividends is subject to the discretion of our Board of Directors which will consider, among other factors, our operating results, overall financial condition and capital requirements, as well as general business and market conditions.
SELECTED FINANCIAL DATA
Certain data which appeared under the heading “Selected Financial Data” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2007 has been restated in the following table to give effect to our 2-for-1 stock split which was effective February 28, 2008. The 2-for-1 stock split was in the form of share distribution.

	Year Ended August 31,
	2007	2006	2005	2004	2003
Net income (loss) per share, diluted	$1.48	$(0.66)	$(0.01)	$0.40	$0.51
Dividends declared per share	$0.125	$0.11	$0.11	$0.11	$0.11
DESCRIPTION OF OUR COMMON SHARES
Under our Amended Articles of Incorporation, we are authorized to issue only one class of capital shares, namely, common shares. We have authority to issue 80,000,000 common shares, without par value. As of July 31, 2008, we had 34,728,190 common shares issued and outstanding.
Common Shares
The rights of the common shares are defined by our Amended Articles of Incorporation and Code of Regulations and the provisions of the Ohio General Corporation Law.
Holders of the common shares are entitled to one vote per share on all matters upon which our shareholders are entitled to vote, including the election of directors. The holders of common shares are entitled to cumulate their votes in the election of directors. The holders of common shares are entitled to dividends when, as and if declared by our Board of Directors out of funds legally available therefor. In the event of any liquidation, dissolution or winding up of our business, each holder of common shares is entitled to share ratably in all of our assets remaining after the payment of liabilities. Holders of common shares have no preemptive right to purchase any of our securities or any securities that are convertible into or exchangeable for any of our securities. The common shares are not subject to any provisions relating to redemption. The common shares have no conversion rights and are not subject to further calls or assessments by us. All common shares now outstanding are fully paid and non-assessable.

Provisions Relating to Takeover Matters
Our Board of Directors is fixed at seven directors and is divided into two classes. One class is comprised of four directors and the other of three. Directors of each class serve for two year terms, with one class being elected each year. The number of authorized directors and the number of directors in each class may be changed only by the affirmative vote of the holders of at least two-thirds of our voting power at a meeting of shareholders called for that purpose and for the purpose of electing directors, or by the affirmative vote of a majority of the number of authorized directors. No class of directors may have more than four members or less than three members.
A director of either class may be removed upon the vote of the holders of two-thirds of our voting power entitled to vote in the election of directors. Unless all of the directors of a class are removed, a director may not be removed if votes of a sufficient number of shares are cast against the director’s removal which, if cumulatively voted at an election of all of the directors, or all of the directors of a particular class, would be sufficient to elect one director. Under the Ohio General Corporation Law, if a corporation’s Board of Directors is divided into classes, then directors may be removed by the shareholders only for cause. If any director is removed, the remaining directors may fill any such vacancy by a majority vote of the Board of Directors. Any director elected to fill a vacancy in the Board of Directors shall hold office until the expiration of the term of office for the class to which the director was elected.
Nominations of persons for election as directors may be made at a meeting of shareholders by (a) the Board of Directors or any committee appointed by the Board of Directors or (b) any shareholder entitled to vote for the election of directors at the meeting who provides timely notice. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 50 days nor more than 75 days prior to the shareholders meeting; provided, however, that in the event that less than 60 days notice or prior public disclosure of the date of the shareholders meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
The Ohio General Corporation Law provides that a special meeting of shareholders may be called by the chairman of the board, the president, the directors at a meeting, a majority of the directors without a meeting, persons holding 25% or more of the shares entitled to vote at the special meeting (unless a corporation’s articles of incorporation or regulations specify a greater or lesser percentage but not more than a majority), or those other officers or persons specified in the corporation’s articles of incorporation or regulations. Our Code of Regulations provides that special meetings of the shareholders may be called at any time by the holders of at least one-fifth of the outstanding shares entitled to vote at such meeting, or in writing by the president, a vice president or by vote of a majority of the Board of Directors.
Our Code of Regulations provides that holders of shares entitling them to exercise at least one-third of our voting power present in person or by proxy at any shareholders meeting for the election of directors shall constitute a quorum, but to constitute a quorum at any shareholders meeting for any other purpose there shall be present in person or by proxy the holders of shares entitling them to exercise a majority of the voting power.
Our Code of Regulations may be altered, repealed or amended only with the written consent of holders of at least two-thirds of our voting power, or by the affirmative vote of the holders of at least a majority of our voting power. The provisions of our Code of Regulations regarding the classification of the Board of Directors, change in number of directors, nominations of directors, removal of directors and vacancies on the Board of Directors may be altered, repealed or amended only with the affirmative vote of the holders of at least two-thirds of our voting power.
Under the Ohio General Corporation Law, an amendment to a corporation’s articles of incorporation requires the affirmative vote of two-thirds of the voting power of a corporation unless a greater or lesser percentage (which cannot be less than a majority) is specified in the corporation’s articles of incorporation. Our Amended Articles of Incorporation do not contain any provisions that alter the effect of Ohio law in this regard.
Generally, under the Ohio General Corporation Law, the approval by the affirmative vote of holders of two-thirds of the voting power of a corporation entitled to vote on the matter is required for mergers, consolidations, majority share acquisitions, combinations involving the issuance of shares with one-sixth or more of the voting power of the corporation, and any transfers of all or substantially all of the assets of a corporation unless the articles of incorporation of the corporation specify a different proportion (which cannot be less than a majority). Our Amended Articles of Incorporation do not contain any provisions that alter the effect of Ohio law in this regard.
Section 1704.02 of the Ohio General Corporation Law (also known as the Merger Moratorium Law) prohibits any Chapter 1704 transaction (as defined below) for a period of three years from the date on which a shareholder first becomes an interested shareholder unless the directors of the corporation approved the transaction prior to the shareholder becoming an interested shareholder or approved the transaction pursuant to which the shareholder became an interested shareholder. A “Chapter 1704 transaction” is defined to include a variety of transactions such as mergers, consolidations, combinations or majority share acquisitions between an Ohio corporation and an interested shareholder or an affiliate of an interested shareholder. An “interested shareholder” is defined generally as any person who, directly or indirectly, beneficially owns 10% or more of the outstanding voting stock of the corporation. After the three-year period, a Chapter 1704 transaction is prohibited unless certain fair price provisions are complied with, the directors of the corporation approved the purchase of shares which made the shareholder an interested shareholder, or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation or such other percentage set forth in the articles of incorporation of the corporation provided that a majority of the disinterested shareholders approve the transaction.
Section 1701.831 of the Ohio General Corporation Law (also known as the Control Share Acquisition Law) does not apply to the Company, since as permitted under such section, the Company opted out of coverage under Section 1701.831.
Under Ohio law, any person making a “control bid” pursuant to a tender offer for the securities of a “subject company” (generally, a corporation with a certain threshold value of assets located in Ohio and a certain threshold number of shareholders residing in Ohio) must file upon commencement of the bid certain information specified in the Ohio Securities Act with the Ohio Division of Securities, who may then within five calendar days suspend the bid if the required information has not been supplied to it, if material information regarding the bid has not been provided to the offerees or if there has been any other violation of the Ohio Securities Act.
Some or all of these provisions of our Amended Articles of Incorporation and Code of Regulations and Ohio law may have the effect of delaying, hindering or preventing a change in control of Robbins & Myers that is not supported by our Board of Directors.
SELLING SHAREHOLDER
We are registering the common shares covered by this prospectus on behalf of the selling shareholder. The selling shareholder has advised us that it is a limited partnership, a substantial majority of which is owned by descendants of Maynard H. Murch or members of their families or trusts for the benefit of such family members; that Maynard H. Murch was an early investor in Robbins & Myers, Inc.; and that the selling shareholder’s sales hereunder are intended to diversify its holdings and for partnership tax planning purposes.
We have also been advised by the selling shareholder that Maynard H. Murch Co., Inc. is the managing general partner, and Loftis Investments LLC, a company wholly-owned by Thomas P. Loftis, is the other general partner of the partnership and that partnership decisions with respect to the voting and disposition of our shares are determined by Maynard H. Murch Co., Inc., whose board of directors is comprised of Creighton B. Murch and Robert B. Murch, who are first cousins, and Maynard H. Murch V, who is Mr. Robert B. Murch’s nephew. Thomas P. Loftis has been our chairman of the Board since June 2004. Except as set forth in the preceding sentence, neither the selling shareholder nor any owner of any interest in the partnership has had a material relationship with us during the past three years.
The selling shareholder may from time to time sell some, all or none of the common shares being registered hereby. In addition, the selling shareholder may sell, transfer or otherwise dispose of a portion of the common shares owned by it in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution.” We do not know how long the selling shareholder will hold its common shares before selling them.

The common shares covered by this prospectus may also be sold by donees, pledgees and other transferees or successors-in-interest of the selling shareholder. See “Plan of Distribution.”
As indicated in the table below, the selling shareholder owns additional common shares that have not been registered under the registration statement of which this prospectus is a part. The selling shareholder may sell, transfer or otherwise dispose of any common shares owned by it in transactions exempt from the registration requirements of the Securities Act.
The table below sets forth, to our knowledge based upon information provided by the selling shareholder, the following information as of August 7, 2008:
•	the number of our common shares owned by the selling shareholder on the date of this prospectus prior to the offering for sale of any of the common shares being registered by the registration statement of which this prospectus is a part;

•	the number of our common shares that may be offered for sale by the selling shareholder pursuant to this prospectus;

•	the number of our common shares to be held by the selling shareholder after the resale of the offered common shares, assuming the sale of all common shares offered by the selling shareholder under this prospectus; and

•	the percent of ownership of our common shares by the selling shareholder after the offering, based on 34,728,190 common shares outstanding as of July 31, 2008, which includes the common shares offered by this prospectus by the selling shareholder.

			Common Shares Owned After
			Offering(1)
	Common Shares
	Owned Prior to	Number of Common
Name	Offering	Shares Being Offered	Number	Percent
M.H.M. & Co., Ltd.	5,988,508	2,994,254	2,994,254	8.62%

(1)	Assumes the sale of all common shares offered by the selling shareholder under this prospectus.
PLAN OF DISTRIBUTION
The selling shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its common shares on the New York Stock Exchange or otherwise, in the over-the-counter market or in private transactions through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. These sales may be at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale, or negotiated prices.
The selling shareholder may use any one of the following methods when selling common shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwritten offerings;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such common shares at a stipulated price per common share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of common shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling shareholder may from time to time pledge or grant a security interest in some or all of the common shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time under this prospectus, or under a supplement or an amendment to this prospectus amending the list of selling shareholders to include the pledgee, transferee or other successors-in-interest as selling shareholders under this prospectus.
We have advised the selling shareholder that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholder and its affiliates. In addition, we will make copies of this prospectus available to the selling shareholder and have informed it of the need for delivery of copies of this prospectus to purchasers on or prior to sales of the common shares offered hereby. The expenses of registering the common shares under the Securities Act, including printing expenses, administrative expenses and our legal fees, are being paid by us. However, registration and filing fees, and legal fees of the selling shareholder, are being paid by the selling shareholder. The accounting fees are being paid by the selling shareholder, except that the obligation of the selling shareholder to pay such fees is limited to $10,000, and we will pay any accounting fees in excess of $10,000. We have agreed to use our reasonable best efforts to keep the registration statement of which this prospectus forms a part effective until the sooner of August 8, 2011 or such time as the selling shareholder has sold all of the common shares offered hereby. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, in accordance with a registration agreement between us and the selling shareholder. We may be indemnified by the selling shareholder against liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder.
The selling shareholder may transfer its common shares in ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. The selling shareholder may also sell any common shares that qualify for sale pursuant to Rule 144.
The selling shareholder and any broker-dealers or agents that are involved in selling the common shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The selling shareholder may indemnify any broker-dealers that participate in transactions involving the sale of the common shares against certain liabilities, including liabilities that arise out of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We will receive no proceeds from the sale of common shares under this registration statement.

VALIDITY OF THE SECURITIES
The validity of our common shares offered hereby will be passed upon for us by Thompson Hine LLP. Thompson Hine attorneys beneficially own 5,851 of our common shares, and Joseph M. Rigot, a partner of Thompson Hine, is our Secretary and General Counsel.
EXPERTS
The consolidated financial statements of Robbins & Myers, Inc. and Subsidiaries appearing in Robbins & Myers Inc. and Subsidiaries’ Annual Report (Form 10-K) for the year ended August 31, 2007 (including the schedule appearing therein), and the effectiveness of Robbins & Myers, Inc. and Subsidiaries’ internal control over financial reporting as of August 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses expected to be incurred by the Company in connection with the offering described in this registration statement. All amounts are estimated, except for the SEC registration fee.

SEC registration fee*	$5,737
Accountants’ fees and expenses*	$15,000
Legal fees and expenses of counsel for selling shareholder*	$5,000
Legal fees and expenses of Company counsel	$15,000

Total	$40,737

*	Expense to be borne by selling shareholder (except obligation of selling shareholder with respect to accounting fees is limited to $10,000).
Item 15. Indemnification of Directors and Officers.
Section 2 of Article V of the Code of Regulations of the Company sets forth certain rights of directors and officers of the Company to indemnification. Such rights provide indemnification by the Company as permitted by Ohio law. The liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceedings in which the claim for indemnification arises were brought (a) other than by and in the right of the Company (“Third Party Actions”) or (b) by and in the right of the Company (“Company Actions”).
In Third Party Actions, the Company will indemnify each director and officer against expenses, including attorneys’ fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened or actual proceeding in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any matter the subject of a criminal action, suit or proceeding, that he had no reasonable cause to believe that his conduct was unlawful.
In Company Actions, the Company will indemnify each director and officer against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of any such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification is permitted with respect to (i) any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines such person is entitled to indemnification and (ii) any liability asserted in connection with unlawful loans, dividends, distribution, distribution of assets and repurchase of Company shares under Section 1701.95 of the Ohio Revised Code.
Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the Board of Directors of the Company by a majority vote of a quorum consisting of directors of the Company who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders of the Company.
Section 2 of Article V of the Company’s Code of Regulations does not limit in any way other indemnification rights to which those seeking indemnification may be entitled. The Company has entered into an indemnification agreement with each director of the Company, the form of which was approved by the shareholders of the Company. A copy of such agreement was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 2001.
The Company maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Company’s indemnification obligations.

Item 16. Exhibits.
See Index to Exhibits.
Item 17. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on August 7, 2008.

ROBBINS & MYERS, INC.
By:	/s/ Peter C. Wallace
	Name:	Peter C. Wallace
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Wallace, Christopher M. Hix, Joseph M. Rigot, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Ruling 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter C. Wallace	President and Chief Executive Officer(Principal Executive Officer) and a Director Director	August 7, 2008

/s/ Christopher M. Hix	Vice President and Chief Financial Officer (Principal Financial Officer)	August 7, 2008

/s/ Kevin J. Brown	Corporate Controller (Principal Accounting Officer)	August 7, 2008

/s/ Thomas P. Loftis	Chairman of the Board	August 7, 2008

/s/ Daniel W. Duval	Director	August 7, 2008

/s/ David T. Gibbons	Director	August 7, 2008

Signature	Title	Date

/s/ Stephen F. Kirk	Director	August 7, 2008

/s/ Andrew G. Lampereur	Director	August 7, 2008

/s/ Dale L. Medford	Director	August 7, 2008

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Amended Articles of Incorporation of Robbins & Myers, Inc., filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2008.

4.2	Code of Regulations of Robbins & Myers, Inc., filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2007.

4.4	Registration Agreement, dated as of August 7, 2008, by and between the Registrant and M.H.M. & Co., Ltd., the Selling Shareholder.

5.1	Opinion of Thompson Hine LLP as to the validity of the shares.

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.